UNITED STATES

SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): November 13, 2007

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

ITEM  1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2007, McCormick & Company, Incorporated (the “Company”) and Conopco, Inc.  (“Conopco”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) under which the Company will purchase from Conopco the assets of Conopco used exclusively in connection with the manufacturing, marketing, distributing and selling of food products under the Lawry’s® and Adolph’s® brands, including the “Lawry’s®” and “Adolph’s®” trade names, trademarks, and service marks, and all associated goodwill (collectively, the “Transferred Assets”).

The purchase price for the Transferred Assets, determined based upon arms-length negotiation between the parties, is (i) $605 million in cash, subject to certain purchase price adjustments related to inventory at the time the transaction is closed, and (ii) the assumption of certain liabilities as specified in the Asset Purchase Agreement.  The closing of the transaction is subject to the expiration or termination of the Hart-Scott-Rodino waiting period and other customary closing conditions.  The Company has agreed to pay Conopco a $30 million termination fee, subject to certain limited conditions, in the event that HSR clearance is not obtained.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Asset Purchase Agreement has been filed to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or Conopco.  The Asset Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company delivered in connection with the execution of the Asset Purchase Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

ITEM  7.01    REGULATION FD DISCLOSURE.

The following information is being furnished under Item 7.01 of Form 8-K: Press Release, dated November 14, 2007 announcing the execution of the Asset Purchase Agreement described above.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM  9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The exhibits to this report are listed in Items 1.01 and 7.01 above and in the Exhibit Index that follows the signature line.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: November 16, 2007	By:	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1

Asset Purchase Agreement. In accordance with the instructions to Item 601(b)(2) of Regulation S-B, the schedules and exhibits to the Asset PurchaseAgreement are not filed herewith. The Asset Purchase Agreement identifies such schedules and exhibits, including the general nature of their content. The Company undertakes to provide such schedules and exhibits to the Securities and Exchange Commission upon request.

99.1	Copy of the press release labeled “McCormick To Acquire Lawry’s® Brand.”